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                                                                   EXHIBIT 10.19


                             AMENDED AND RESTATED
                          STOCK OPTION GRANT PROGRAM
                                      FOR
                        NONEMPLOYEE DIRECTORS UNDER THE
                      RAGEN MACKENZIE GROUP INCORPORATED
                    1998 STOCK INCENTIVE COMPENSATION PLAN

         The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of Ragen MacKenzie Group Incorporated (the "Company") under the Company's 1998 Stock Incentive Compensation Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

         1.   Eligibility

         Each director of the Company elected or appointed who is not otherwise an employee of the Company or any Subsidiary (an "Eligible Director") shall be eligible to receive Initial Grants and Annual Grants under the Plan, as discussed below.

         2.   Initial Grants

         A Nonqualified Stock Option to purchase 25,000 shares of the Company's Common Stock ("Initial Grant") shall be granted to each Eligible Director upon such Eligible Director's initial election or appointment to the Board. Initial Grants shall become fully vested and exercisable one year after the date of grant, assuming continued service on the Board for such period.

         3.   Annual Grants

         Commencing with the 1999 Annual Shareholders' Meeting, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 5,000 shares of Common Stock immediately following each year's Annual Meeting (each, an "Annual Grant"); provided that any Eligible Director who received an Initial Grant within three months prior to an Annual Meeting shall not receive an Annual Grant until immediately following the second Annual Meeting after the date of such Initial Grant. Annual Grants shall be fully vested and exercisable on the date of grant.

         4.   Committee Grants

         Commencing immediately following the 1999 Annual Shareholders Meeting, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 1,000 shares of Common Stock immediately upon such Eligible Director's appointment and annual reappointment to any committee of the Board (each, a "Committee Grant"); provided, that no Eligible Director shall be eligible to receive more than one Committee Grant per year for each committee on which such director serves. Committee Grants shall be fully vested and exercisable on the date of grant.

         5.   Committee Meeting Grants

         Each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 300 shares of Common Stock for each meeting of a committee of the Board attended by such Eligible Director (each, a "Committee Meeting Grant"); provided, that no Eligible Director shall be eligible to receive more than four
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Committee Meeting Grants per year for each committee on which such director serves. Committee Meeting Grants shall be fully vested and exercisable on the date of grant.

         6.   Option Exercise Price

         The exercise price of an Option shall be the Fair Market Value of the Common Stock as applicable, on the date of grant.

         7.   Manner of Option Exercise

         An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check, (b) in shares of Common Stock, owned by the Eligible Director for at least six months (or such shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price, or (c) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulation of the Federal Reserve Board.

         8.   Term of Options

         Each Option shall expire three years from the date of grant thereof, but shall be subject to earlier termination as follows:

         (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised by the Eligible Director only within one year after the date he or she ceases to be a director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

         (b) In the event of the death of an Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised only within one year after the date of death of the Eligible Director or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10 of the Plan.

         9.   Corporate Transactions

         In the event of any Corporate Transaction, each Initial Grant that is at the time outstanding shall automatically accelerate so that each such grant shall, immediately prior to the specified effective date for the Corporate Transaction, become fully vested and exercisable.

         10.  Amendment

         The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an Option.

         Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Options granted to Eligible Directors.

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